Exhibit 99.1

SKECHERS ANNOUNCES REPORTABLE SEGMENT CHANGE AND

WILL REPORT FIRST QUARTER 2022 FINANCIAL RESULTS ON TUESDAY, APRIL 26TH

LOS ANGELES, CA. – April 14, 2022 – SKECHERS U.S.A., Inc. (“Skechers” or the “Company”) (NYSE:SKX), The Comfort Technology CompanyTM, today announced that it has changed its segment reporting, as the Company refined the way it views its business operations and decision-making. Effective the first quarter of 2022, the Company will present segment results as Wholesale and Direct-to-Consumer.

“The new segment reporting structure we unveiled today, improves the alignment between our external reporting and our management operations and strategy,” said John Vandemore, Chief Financial Officer. “In addition, we also introduced enhanced disclosures intended to provide improved visibility and transparency into our global operations for investors, analysts and other key stakeholders. As we strive toward $10 billion in sales by 2026, we believe these reporting changes will further highlight the underlying power of our brand and strength in our business, and why we are confident in achieving this sales goal.”

The Company has recast previously reported quarterly segment financial information for the years ended December 31, 2021 and 2020 to reflect its new reportable segments. The segment change has no impact on consolidated historical U.S. GAAP financial results. The recast financial information is accessible through the Presentation section of the Company’s Investor Relations website at investors.skechers.com.

The Company will release its first quarter 2022 financial results after market close on Tuesday, April 26, 2022. A conference call will be held the same day at 4:30 p.m. ET / 1:30 p.m. PT. Participating on the call will be David Weinberg, Chief Operating Officer, and John Vandemore, Chief Financial Officer.

The call can be accessed on the Investor Relations section of the Company’s website at investors.skechers.com. For those unable to participate during the live broadcast, a replay will be available beginning April 26, 2022 at 7:30 p.m. ET, through May 10, 2022, at 11:59 p.m. ET. To access the replay, dial 844-512-2921 (U.S.) or 412-317-6671 (International) and use passcode: 13728410.

About SKECHERS U.S.A., Inc.

Skechers USA, Inc., The Comfort Technology Company™ based in Southern California, designs, develops and markets a diverse range of lifestyle and performance footwear, apparel and accessories for men, women and children. The Company’s collections are available in over 180 countries and territories through department and specialty stores, and direct to consumers through digital stores and 4,306 Company- and third-party-owned physical retail stores. The Company manages its international business through a network of wholly-owned subsidiaries, joint venture partners and distributors. For more information, please visit about.skechers.com and follow us on Facebook, Instagram, Twitter and TikTok.

Reference in this press release to “Sales” refers to Skechers’ net sales reported under GAAP. This announcement contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, without limitation, Skechers’ future domestic and international growth, financial results and operations including expected net sales and earnings, its development of new products, future demand for its products, its planned domestic and international expansion, opening of new stores and additional expenditures, and advertising and marketing initiatives. Forward-looking statements can be identified by the use of forward-looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will,” “could,” “may,” “might,” or any variations of such words with similar meanings. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements. Factors that might cause or contribute to such differences include the disruption of business and operations due to the COVID-19 pandemic; delays or disruptions in our supply chain; international economic, political and market conditions including the challenging consumer retail markets in the United States; sustaining, managing and forecasting costs and proper inventory levels; losing any significant customers; decreased demand by industry retailers and cancellation of order commitments due to the lack of popularity of particular designs and/or categories of products; maintaining brand image and intense competition among sellers of footwear for consumers, especially in the highly competitive performance footwear market; anticipating, identifying, interpreting or forecasting changes in fashion trends, consumer demand for the products and the various market factors described above; sales levels during the spring, back-to-school and holiday selling seasons; and other factors referenced or incorporated by reference in Skechers’ annual report on Form 10-K for the year ended December 31, 2021. Taking these and other risk factors associated with the COVID-19 pandemic into consideration, the dynamic nature of these circumstances means that what is stated in this press release could change at any time, and as a result, actual results could differ materially from those contemplated by such forward-looking statements. The risks included here are not exhaustive. Skechers operates in a very competitive and rapidly changing environment. New risks emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Moreover, reported results should not be considered an indication of future performance.

Investor Relations:

Andrew Greenebaum

Addo Investor Relations

investors@skechers.com

Press:

Jennifer Clay

Vice President, Corporate Communications

Skechers U.S.A., Inc.

jennc@skechers.com